Merrill Lynch
                 							     Business Financial Services Inc
							                      33 West Monroe Street
						                 	     22nd Floor
							                      Chicago, Ilinois 60603
							                      (312)269-1385
Merrill Lynch

March 18, l996

TM Century lnc.
2002 Academy
Dallas, TX 75234-922O
Attention: Ms. Jeanette Williams

    Re: WORKING CAPITAL MANAGEMENT ACCOUNT-("WCMA") No. 586-O7R66

Ladies & Gentlemen:

It is our pleasure to inform you that we have approved an extension of your WCMA Line of Credit.

As extended, the new Maturity Date for your WCMA Line of Credit will be February 28, l997, with all other terms and conditions of our agreements remaining unchanged.

In connection with this extension, a $l,5OO.00 fee will be charged to your WCMA Account.

With so many institutions offering financial services today, we realize that you have a choice and we thank you for choosing Merrill Lynch. You are a very important client to us and we hope that the WCMA Line of Credit has provided better control of your working capital and helped enhance your company's bottom line. In addition to the WCMA Line of Credit, Merrill Lynch offers a broad range of products and services to our business clients including:

Term Financing: Equipment Purchases, Fixed Asset Acquisitions and ESOP
Financing;

Business Advisory Services: Business Valuations, Private Placements. ESOP Advisory, Acquisition Advisory and Sale of Business: and

Business Investment Services: Strategies for Short-term and Intermediate
- -term investments.

Again, we are pleased to provide you with an extension of your WCMA Line of Credit and would enjoy discussing additional business services with you in greater detail. If you have any questions, please contact Ron Abigail at (2l4) 75O-2102.

Sincerely,

Peter Christopoulos
Credit Analyst

cc:     Hank O'Neil-MLPF&S-Dallas, TX (DA)
       	Ron Abigail0MLPF&S-Dallas, TX